Exhibit 99.1

637 Davis Drive Morrisville, NC 27560 USA phone 1-919-767-3230 fax 1-919-767-3233

www.harrisstratex.com
Harris Stratex Networks Adopts Transitional Stockholder Rights Plan
RESEARCH TRIANGLE PARK, NC — April 21, 2009 — Harris Stratex Networks, Inc. (NASDAQ: HSTX), a leading specialist in backhaul solutions for mobility and broadband networks, announced today that its Board of Directors adopted a transitional Stockholder Rights Plan in which one preferred stock purchase right will be distributed as a dividend on each share of Class A common stock (the “Rights”) held of record as of May 4, 2009. The Rights Plan, which has a fixed duration of nine months, is designed to deter the accumulation of large blocks of the company’s stock in connection with Harris Corporation’s announced distribution to its stockholders of Class A common stock of the Company constituting approximately 56 percent of the Company’s total outstanding common stock blocks, which might be used to pursue coercive takeover tactics. The Rights will also attach to the shares distributed to Harris Corporation shareholders and to any additional shares issued prior to the plan’s expiration.
Harald Braun, Harris Stratex president and chief executive officer commented, “The Board is committed to maximizing value for all of our stockholders. Given the size of Harris Corporation’s planned distribution and current stock market conditions, we believe having a rights plan with a limited term will help ensure that all Harris Stratex Networks stockholders realize the full and fair value of their investment in the Company in the event of a potential change of control.”
The Rights Plan is designed to prevent an acquiror from gaining control of the Company without offering a fair price to all of the Company’s stockholders. The Rights will not prevent a takeover, but should encourage anyone seeking to acquire the Company to negotiate with the Board of Directors prior to attempting a takeover.
Each Right, if and when it becomes exercisable, entitles the holder to buy one one-thousandth of a share of a new series of junior participating preferred stock for $40. If any person or group becomes the beneficial owner of 15 percent or more of the Company’s common stock at any time after the date of the Rights Plan (with certain limited exceptions), then each Right not owned by such holder will entitle its holder to purchase, at the Right’s then-current exercise price, common shares of the Company having a market value twice the Right’s then-current exercise price. In addition, if, after any person has become a 15 percent or more stockholder, the Company is involved in a merger or other business combination transaction with another person, each Right will entitle its holder (other than such 15 percent or greater stockholder) to purchase, at the Right’s then-current exercise price, common shares of the acquiring company having a value twice the Right’s then-current exercise price. The Rights Plan, which is similar to the rights plans of many other public companies, will continue in effect until January 20, 2010, unless redeemed or exchanged prior to such expiration date, as provided in the Rights Plan.
Further details about the Rights Plan will be contained in a Form 8-K to be filed with the Securities and Exchange Commission by the Company.
Forward-Looking Statements
The information contained in this release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. All statements and other information contained herein about the Company’s plans, objectives, goals, strategies, and other information, as well as other statements identified by the use of forward-looking terminology, including “anticipate”, “believe”, “plan”, “estimate”, “expect”, “goal” and “intend”, or the negative of these terms or other similar expressions, constitute forward-looking statements. All forward-looking statements, including without limitation, statements relating to the Company’s adoption of its Rights Plan and its ability to deter coercive takeover tactics, are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.
The forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements contained in this release. Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. These factors include our plans, strategies and objectives for future operations; our research and development efforts and new product releases and services; trends in revenue; drivers of our business and the markets in which we operate; future economic conditions, performance or outlook and changes in our industry and the markets we serve; the outcome of contingencies; the value of our contract awards; beliefs or expectations; the sufficiency of our cash and our capital needs and expenditures; our intellectual property protection; our compliance with regulatory requirements and the associated expenses; expectations regarding litigation; our intention not to pay cash dividends; seasonality of our business; the impact of foreign exchange and inflation; taxes; and assumptions underlying any of the foregoing. Additional information concerning these and other risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s annual report on Form 10-K under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.” Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.
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About Harris Stratex Networks, Inc.
Harris Stratex Networks, Inc. is a leading specialist in backhaul solutions for mobility and broadband networks. The company offers reliable, flexible and scalable wireless network solutions, backed by comprehensive professional services and support. Harris Stratex Networks serves all global markets, including mobile network operators, public safety agencies, private network operators, utility and transportation companies, government agencies and broadcasters. Customers in more than 135 countries depend on Harris Stratex Networks to build, expand and upgrade their voice, data and video solutions. Harris Stratex Networks is recognized around the world for innovative, best-in-class wireless networking solutions and services. For more information, visit www.HarrisStratex.com.
Contacts:
Investors: Mary McGowan, Summit IR Group Inc., 408-404-5401,
mary@summitirgroup.com
Media: Jennifer Anderson, Harris Stratex Networks, Inc., 919-749-7240,
jennifer.anderson@hstx.com